Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports First-Quarter 2024 Financial Results
NEWS SUMMARY
▪First-quarter revenue of $12.7 billion, up 9% year over year (YoY).
▪First-quarter GAAP earnings (loss) per share (EPS) attributable to Intel was $(0.09); non-GAAP EPS attributable to Intel was $0.18.
▪Forecasting second-quarter 2024 revenue of $12.5 billion to $13.5 billion; expecting second-quarter EPS of $(0.05); non-GAAP EPS of $0.10.

SANTA CLARA, Calif., April 25, 2024 – Intel Corporation today reported first-quarter 2024 financial results.

“We are making steady progress against our priorities and delivered a solid quarter,” said Pat Gelsinger, Intel CEO. “Strong innovation across our client, edge and data center portfolios drove double-digit revenue growth in Intel Products. With Intel 3 in high-volume production, leading-edge semiconductors are being manufactured in the U.S. for the first time in almost a decade and we are on track to regain process leadership next year as we grow Intel Foundry. We are confident in our plans to drive sequential growth throughout the year as we accelerate our AI solutions and maintain our relentless focus on execution, operational discipline and shareholder value creation in a dynamic market.”

“Q1 revenue was in line with our expectations and we delivered non-GAAP EPS above our guidance, driven by better-than-expected gross margins and strong expense discipline,” said David Zinsner, Intel CFO. "Our new foundry operating model, which provides greater transparency and accountability, is already driving better decision-making across the business. Looking ahead, we expect to deliver year-over-year revenue and non-GAAP EPS growth in fiscal year 2024, including roughly 200 basis points of full-year gross margin improvement.”

Q1 2024 Financial Highlights

	GAAP			Non-GAAP
	Q1 2024	Q1 2023	vs. Q1 2023	Q1 2024	Q1 2023	vs. Q1 2023
Revenue ($B)	$12.7	$11.7	up 9%
Gross Margin	41.0%	34.2%	up 6.8 ppts	45.1%	38.4%	up 6.7 ppts
R&D and MG&A ($B)	$5.9	$5.4	up 10%	$5.0	$4.8	up 5%
Operating Margin	(8.4)%	(12.5)%	up 4.1 ppts	5.7%	(2.5)%	up 8.2 ppts
Tax Rate	39.2%	(139.0)%	n/m*	13.0%	13.0%	—
Net Income (loss) Attributable to Intel ($B)	$(0.4)	$(2.8)	up 86%	$0.8	$(0.2)	n/m*
Earnings (loss) Per Share Attributable to Intel	$(0.09)	$(0.66)	up 86%	$0.18	$(0.04)	n/m*
In the first quarter, the company used $1.2 billion in cash from operations and paid dividends of $0.5 billion.

*Not meaningful

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Business Unit Summary
Intel previously announced the implementation of an internal foundry operating model, which took effect in the first quarter of 2024 and created a foundry relationship between its Intel Products business (collectively CCG, DCAI, and NEX) and its Intel Foundry business (including Foundry Technology Development, Foundry Manufacturing and Supply Chain, and Foundry Services (formerly IFS)). The foundry operating model is a key component of the company's strategy and is designed to reshape operational dynamics and drive greater transparency, accountability, and focus on costs and efficiency. The company also previously announced its intent to operate Altera®, an Intel Company (previously Intel's Programmable Solutions Group), as a standalone business beginning in the first quarter of 2024. Altera was previously included in DCAI's segment results. As a result of these changes, the company modified its segment reporting in the first quarter of 2024 to align to this new operating model. All prior-period segment data has been retrospectively adjusted to reflect the way the company internally receives information and manages and monitors its operating segment performance starting in fiscal year 2024. There are no changes to Intel’s consolidated financial statements for any prior periods.

Business Unit Revenue and Trends	Q1 2024	vs. Q1 2023
Intel Products:
Client Computing Group (CCG)	$7.5 billion	up	31%
Data Center and AI (DCAI)	$3.0 billion	up	5%
Network and Edge (NEX)	$1.4 billion	down	8%
Total Intel Products revenue	$11.9 billion	up	17%
Intel Foundry	$4.4 billion	down	10%
All other:
Altera	$342 million	down	58%
Mobileye	$239 million	down	48%
Other	$194 million	up	17%
Total all other revenue	$775 million	down	46%
Intersegment eliminations	$(4.4) billion
Total net revenue	$12.7 billion	up	9%
Intel Products Highlights
▪CCG: Intel continues to advance its mission to bring AI everywhere. As of the end of the first quarter, more than 5 million AI PCs have shipped since the December 2023 launch of Intel® Core™ Ultra processors, supported by more than 100 software vendors. Intel expects to exceed its prior forecast of 40 million AI PCs by the end of 2024.
▪DCAI: At Intel Vision, the company introduced the Intel® Gaudi® 3 AI accelerator, projected to deliver on-average 50% faster inference and 40% greater inference power efficiency than Nvidia H1001 on leading generative AI (GenAI) models. Intel also announced new Intel Gaudi accelerator customers and partners, including NAVER, Dell Technologies, Bosch, Supermicro and many others. Additionally, the next-generation E-core Intel® Xeon®, code-named Sierra Forest, achieved product release this week, and Intel expects Granite Rapids to be released in the third quarter.
▪NEX: At Mobile World Congress in Barcelona, Intel introduced the new Intel Edge Platform – a modular, open software platform enabling enterprises to develop, deploy, and manage edge and AI applications at scale. The Intel Edge Platform has broad ecosystem support from Amazon Web Services, Lenovo, Red Hat, SAP and Wipro. Intel also announced the Open Platform for Enterprise AI, which aims to accelerate secure, cost-effective GenAI deployments for businesses by driving interoperability across a diverse and heterogeneous ecosystem, starting with retrieval-augmented generation (RAG).

1 NV H100 comparison based on NVIDIA-published data as of March 28, 2024. Reported numbers are per GPU. Vs Intel® Gaudi® 3 projections for LLAMA2-7B, LLAMA2-70B & Falcon 180B. Power efficiency for both Nvidia and Gaudi 3 based on internal estimates. Results may vary.

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Intel Foundry Highlights
▪At its inaugural Direct Connect event in February, Intel launched Intel Foundry, the world’s first systems foundry for the AI era, supported by nearly 300 ecosystem partners in attendance. At Direct Connect, Intel Foundry announced an increased expected lifetime deal value for external customers of more than $15 billion.
▪Intel continues to drive customer adoption of Intel 18A, with a major U.S. aerospace and defense customer committing to Intel 18A, bringing Intel Foundry's external customer commitments on Intel 18A to six. This quarter, Microsoft also announced its plans to design a chip on Intel 18A.
▪Intel unveiled its process technology roadmap beyond its five-nodes-in-four-years process goal, adding Intel 14A to its leading-edge node lineup following Intel 18A and announcing several specialized node evolutions for Intel 3, Intel 18A and Intel 14A to enable customers to develop and deliver products tailored to their specific needs.
▪Intel Foundry has a strong pipeline of nearly 50 customer test chips, and has engagements with almost every foundry customer in the industry on advanced packaging, including five design awards.

Also during the quarter, Intel convened more than 140 organizations across the industry at its inaugural Sustainability Summit. Advancing sustainability efforts across the semiconductor ecosystem is a critical step as Intel works to become the industry’s most sustainable foundry. The company shared notable progress as of the end of 2023, including preliminary estimates showing that Intel used 99% renewable electricity in its factories worldwide and achieved net positive water in the United States, Costa Rica, Mexico and India.

Q2 2024 Dividend
The company announced that its board of directors has declared a quarterly dividend of $0.125 per share on the company’s common stock, which will be payable June 1, 2024, to shareholders of record as of May 7, 2024.
Business Outlook
Intel's guidance for the second quarter of 2024 includes both GAAP and non-GAAP estimates. Reconciliations between GAAP and non-GAAP financial measures are included below.

Q2 2024	GAAP	Non-GAAP
Revenue	$12.5-13.5 billion
Gross Margin	40.2%	43.5%
Tax Rate	61%	13%
Earnings (Loss) Per Share Attributable to Intel—Diluted	$(0.05)	$0.10

Actual results may differ materially from Intel’s business outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. The gross margin and EPS outlook are based on the mid-point of the revenue range.
Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today to discuss the results for its first quarter of 2024. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.
Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate", "achieve", "aim", "ambitions", "anticipate", "believe", "committed", "continue", "could", "designed", "estimate", "expect", "forecast", "future", "goals", "grow", "guidance", "intend", "likely", "may", "might", "milestones", "next generation", "objective", "on track", "opportunity", "outlook", "pending", "plan", "position", "possible", "potential", "predict", "progress", "ramp", "roadmap", "seek", "should", "strive", "targets", "to be", "upcoming", "will", "would", and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:

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•our business plans and strategy and anticipated benefits therefrom, including with respect to our IDM 2.0 strategy, Smart Capital strategy, partnership with Brookfield, internal foundry model, updated reporting structure, and AI strategy;
•projections of our future financial performance, including future revenue, gross margins, capital expenditures, and cash flows;
•projected costs and yield trends;
•future cash requirements, the availability, uses, sufficiency, and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, such as stock repurchases and dividends, and credit ratings expectations;
•future products, services, and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation, and benefits of such products, services, and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity, and metrics, and expectations regarding product and process leadership;
•investment plans and impacts of investment plans, including in the US and abroad;
•internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
•future production capacity and product supply;
•supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
•plans and goals related to Intel's foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology, and IP offerings;
•expected timing and impact of acquisitions, divestitures, and other significant transactions, including the sale of our NAND memory business;
•expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives;
•future social and environmental performance goals, measures, strategies, and results;
•our anticipated growth, future market share, and trends in our businesses and operations;
•projected growth and trends in markets relevant to our businesses;
•anticipated trends and impacts related to industry component, substrate, and foundry capacity utilization, shortages, and constraints;
•expectations regarding government incentives;
•future technology trends and developments, such as AI;
•future macro environmental and economic conditions;
•geopolitical tensions and conflicts and their potential impact on our business;
•tax- and accounting-related expectations;
•expectations regarding our relationships with certain sanctioned parties; and
•other characterizations of future events or circumstances.

Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:
•the high level of competition and rapid technological change in our industry;
•the significant long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;
•the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;
•our ability to time and scale our capital investments appropriately and successfully secure favorable alternative financing arrangements and government grants;
•implementing new business strategies and investing in new businesses and technologies;
•changes in demand for our products;

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•macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the US and China, the impacts of Russia's war on Ukraine, tensions and conflict affecting Israel and the Middle East, and rising tensions between mainland China and Taiwan;
•the evolving market for products with AI capabilities;
•our complex global supply chain, including from disruptions, delays, trade tensions and conflicts, or shortages;
•product defects, errata and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;
•potential security vulnerabilities in our products;
•increasing and evolving cybersecurity threats and privacy risks;
•IP risks including related litigation and regulatory proceedings;
•the need to attract, retain, and motivate key talent;
•strategic transactions and investments;
•sales-related risks, including customer concentration and the use of distributors and other third parties;
•our significantly reduced return of capital in recent years;
•our debt obligations and our ability to access sources of capital;
•complex and evolving laws and regulations across many jurisdictions;
•fluctuations in currency exchange rates;
•changes in our effective tax rate;
•catastrophic events;
•environmental, health, safety, and product regulations;
•our initiatives and new legal requirements with respect to corporate responsibility matters; and
•other risks and uncertainties described in this release, our 2023 Form 10-K, and our other filings with the SEC.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.

Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

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Intel Corporation
Consolidated Condensed Statements of Income and Other Information

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Mar 30, 2024	Apr 1, 2023
Net revenue	$12,724	$11,715
Cost of sales	7,507	7,707
Gross margin	5,217	4,008
Research and development	4,382	4,109
Marketing, general, and administrative	1,556	1,303
Restructuring and other charges	348	64
Operating expenses	6,286	5,476
Operating income (loss)	(1,069)	(1,468)
Gains (losses) on equity investments, net	205	169
Interest and other, net	145	141
Income (loss) before taxes	(719)	(1,158)
Provision for (benefit from) taxes	(282)	1,610
Net income (loss)	(437)	(2,768)
Less: Net income (loss) attributable to non-controlling interests	(56)	(10)
Net income (loss) attributable to Intel	$(381)	$(2,758)
Earnings (loss) per share attributable to Intel—basic	$(0.09)	$(0.66)
Earnings (loss) per share attributable to Intel—diluted	$(0.09)	$(0.66)

Weighted average shares of common stock outstanding:
Basic	4,242	4,154
Diluted	4,242	4,154

	Three Months Ended
(In Millions; Unaudited)	Mar 30, 2024	Apr 1, 2023
Earnings per share of common stock information:
Weighted average shares of common stock outstanding—basic	4,242	4,154
Weighted average shares of common stock outstanding—diluted	4,242	4,154

Other information:
Employees (in thousands)	130.7	130.1

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Intel Corporation
Consolidated Condensed Balance Sheets

(In Millions; Unaudited)	Mar 30, 2024	Dec 30, 2023
Assets
Current assets:
Cash and cash equivalents	$6,923	$7,079
Short-term investments	14,388	17,955
Accounts receivable, net	3,323	3,402
Inventories
Raw materials	1,209	1,166
Work in process	6,560	6,203
Finished goods	3,725	3,758
	11,494	11,127
Other current assets	6,480	3,706
Total current assets	42,608	43,269

Property, plant, and equipment, net	99,924	96,647
Equity investments	6,139	5,829
Goodwill	27,440	27,591
Identified intangible assets, net	4,675	4,589
Other long-term assets	11,947	13,647
Total assets	$192,733	$191,572

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$4,581	$2,288
Accounts payable	8,559	8,578
Accrued compensation and benefits	2,506	3,655
Income taxes payable	346	1,107
Other accrued liabilities	11,221	12,425
Total current liabilities	27,213	28,053

Debt	47,869	46,978
Other long-term liabilities	6,895	6,576
Stockholders’ equity:
Common stock and capital in excess of par value, 4,257 issued and outstanding (4,228 issued and outstanding as of December 30, 2023)	38,291	36,649
Accumulated other comprehensive income (loss)	(542)	(215)
Retained earnings	68,224	69,156
Total Intel stockholders' equity	105,973	105,590
Non-controlling interests	4,783	4,375
Total stockholders' equity	110,756	109,965
Total liabilities and stockholders’ equity	$192,733	$191,572

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Intel Corporation
Consolidated Condensed Statements of Cash Flows

	Three Months Ended
(In Millions; Unaudited)	Mar 30, 2024	Apr 1, 2023

Cash and cash equivalents, beginning of period	$7,079	$11,144
Cash flows provided by (used for) operating activities:
Net income (loss)	(437)	(2,768)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,200	1,901
Share-based compensation	1,179	739
Restructuring and other charges	348	55
Amortization of intangibles	351	465
(Gains) losses on equity investments, net	(208)	(167)
Changes in assets and liabilities:
Accounts receivable	80	286
Inventories	(366)	231
Accounts payable	(386)	(771)
Accrued compensation and benefits	(1,289)	(1,560)
Income taxes	(591)	1,344
Other assets and liabilities	(2,104)	(1,540)
Total adjustments	(786)	983
Net cash provided by (used for) operating activities	(1,223)	(1,785)
Cash flows provided by (used for) investing activities:
Additions to property, plant, and equipment	(5,970)	(7,413)
Proceeds from capital-related government incentives	592	—
Purchases of short-term investments	(6,460)	(16,132)
Maturities and sales of short-term investments	9,598	14,173
Other investing	(323)	851
Net cash provided by (used for) investing activities	(2,563)	(8,521)
Cash flows provided by (used for) financing activities:
Issuance of commercial paper, net of issuance costs	793	—
Repayment of commercial paper	—	(2,930)
Payments on finance leases	—	(15)
Partner contributions	423	449
Issuance of long-term debt, net of issuance costs	2,537	10,968
Proceeds from sales of common stock through employee equity incentive plans	626	659
Payment of dividends to stockholders	(529)	(1,512)
Other financing	(220)	(225)
Net cash provided by (used for) financing activities	3,630	7,394
Net increase (decrease) in cash and cash equivalents	(156)	(2,912)
Cash and cash equivalents, end of period	$6,923	$8,232

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions)	Mar 30, 2024	Apr 1, 2023
Operating segment revenue:
Intel Products:
Client Computing Group
Desktop	$2,461	$1,879
Notebook	4,681	3,407
Other	391	481
	7,533	5,767
Data Center and AI	3,036	2,901
Network and Edge	1,364	1,489
Total Intel Products revenue	$11,933	$10,157

Intel Foundry	$4,369	$4,831
All other
Altera	342	816
Mobileye	239	458
Other	194	166
Total all other revenue	775	1,440
Total operating segment revenue	$17,077	$16,428
Intersegment eliminations	(4,353)	(4,713)
Total net revenue	$12,724	$11,715

Segment operating income (loss):
Intel Products:
Client Computing Group	$2,645	$1,180
Data Center and AI	482	22
Network and Edge	184	(69)
Total Intel Products operating income (loss)	$3,311	$1,133

Intel Foundry	$(2,474)	$(2,360)
All Other
Altera	(39)	290
Mobileye	(68)	123
Other	(105)	(66)
Total all other operating income (loss)	(212)	347
Total segment operating income (loss)	$625	$(880)
Intersegment eliminations	494	456
Corporate unallocated expenses	(2,188)	(1,044)
Total operating income (loss)	$(1,069)	$(1,468)

For information about our operating segments, including the nature of segment revenues and expenses, and a reconciliation of our operating segment revenue and operating income (loss) to our consolidated results, refer to our Forms 10-K and 10-Q.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. These non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects. Income tax effects are calculated using a fixed long-term projected tax rate of 13% across all adjustments. We project this long-term non-GAAP tax rate on an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance.

Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Restructuring and other charges
Restructuring charges are costs associated with a restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include periodic goodwill and asset impairments, certain pension charges, and costs associated with restructuring activity.
We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the sale of equity investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures because it provides comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
(Gains) losses from divestiture	(Gains) losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing. Based on our ongoing obligation under the NAND wafer manufacturing and sale agreement entered into in connection with the first closing of the sale of our NAND memory business on December 29, 2021, a portion of the initial closing consideration was deferred and will be recognized between first and second closing.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
Adjusted free cash flow	We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for (1) additions to property, plant, and equipment, net of proceeds from capital-related government incentives and partner contributions, and (2) payments on finance leases.	This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business.

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Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations from US GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
(In Millions, Except Per Share Amounts)	Mar 30, 2024	Apr 1, 2023
GAAP gross margin	$5,217	$4,008
Acquisition-related adjustments	224	328
Share-based compensation	298	158
Non-GAAP gross margin	$5,739	$4,494
GAAP gross margin percentage	41.0%	34.2%
Acquisition-related adjustments	1.8%	2.8%
Share-based compensation	2.3%	1.4%
Non-GAAP gross margin percentage	45.1%	38.4%
GAAP R&D and MG&A	$5,938	$5,412
Acquisition-related adjustments	(41)	(43)
Share-based compensation	(881)	(581)
Non-GAAP R&D and MG&A	$5,016	$4,788
GAAP operating income (loss)	$(1,069)	$(1,468)
Acquisition-related adjustments	265	371
Share-based compensation	1,179	739
Restructuring and other charges	348	64
Non-GAAP operating income (loss)	$723	$(294)
GAAP operating margin (loss)	(8.4)%	(12.5)%
Acquisition-related adjustments	2.1%	3.2%
Share-based compensation	9.3%	6.3%
Restructuring and other charges	2.7%	0.5%
Non-GAAP operating margin (loss)	5.7%	(2.5)%
GAAP tax rate	39.2%	(139.0)%
Income tax effects	(26.2)%	152.0%
Non-GAAP tax rate	13.0%	13.0%
GAAP net income (loss) attributable to Intel	$(381)	$(2,758)
Acquisition-related adjustments	265	371
Share-based compensation	1,179	739
Restructuring and other charges	348	64
(Gains) losses on equity investments, net	(205)	(169)
(Gains) losses from divestiture	(39)	(39)
Adjustments attributable to non-controlling interest	(18)	(12)
Income tax effects	(390)	1,635
Non-GAAP net income attributable to Intel	$759	$(169)

Intel/Page 13

	Three Months Ended
(In Millions, Except Per Share Amounts)	Mar 30, 2024	Apr 1, 2023
GAAP earnings (loss) per share attributable to Intel—diluted	$(0.09)	$(0.66)
Acquisition-related adjustments	0.06	0.09
Share-based compensation	0.28	0.18
Restructuring and other charges	0.08	0.01
(Gains) losses on equity investments, net	(0.05)	(0.04)
(Gains) losses from divestiture	(0.01)	(0.01)
Adjustments attributable to non-controlling interest	—	—
Income tax effects	(0.09)	0.39
Non-GAAP earnings per share attributable to Intel—diluted	$0.18	$(0.04)

GAAP net cash used for operating activities	$(1,223)	$(1,785)
Net additions to property, plant, and equipment	(4,955)	(6,964)
Payments on finance leases	—	(15)
Adjusted free cash flow	$(6,178)	$(8,764)
GAAP net cash used for investing activities	$(2,563)	$(8,521)
GAAP net cash provided by financing activities	$3,630	$7,394

Intel/Page 14
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlook prepared in accordance with US GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

Q2 2024 Outlook[1]
Approximately
GAAP gross margin percentage	40.2%
Acquisition-related adjustments	1.7%
Share-based compensation	1.6%
Non-GAAP gross margin percentage	43.5%

GAAP tax rate	61%
Income tax effects	(48)%
Non-GAAP tax rate	13%

GAAP earnings (loss) per share attributable to Intel—diluted	$(0.05)
Acquisition-related adjustments	0.06
Share-based compensation	0.22
(Gains) losses from divestiture	(0.01)
Adjustments attributable to non-controlling interest	—
Income tax effects	(0.12)
Non-GAAP earnings per share attributable to Intel—diluted	$0.10

1 Non-GAAP gross margin percentage and non-GAAP EPS outlook based on the mid-point of the revenue range.